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                                                                     Exhibit 5.2

                               October 19, 2006

P. H. Glatfelter Company
96 South George Street, Suite 500
York, Pennsylvania 17401

          Re: P. H. Glatfelter Company

Ladies and Gentlemen:

          We have acted as local counsel to P. H. Glatfelter Company, a Pennsylvania corporation (the "Company"), Glatfelter Pulp Wood Company, a Maryland corporation ("Pulp Wood"), PHG Tea Leaves, Inc., a Delaware corporation ("Tea Leaves"), Glenn-Wolfe, Inc., a Delaware corporation ("Glenn-Wolfe"), Mollanvick, Inc., a Delaware corporation ("Mollanvick"), GLT International Finance, LLC, a Delaware limited liability company ("GLT"; and, together with Pulp Wood, Tea Leaves, Glenn-Wolfe, and Mollanvick, the "Initial Guarantors"), Glatfelter Holdings, LLC, a Delaware limited liability company ("Holdings I"), and Glatfelter Holdings II, LLC, a Delaware limited liability company ("Holdings II"; and, together with Pulp Wood, Tea Leaves, Glenn-Wolfe, and Mollanvick, GLT and Holdings I, each a "Guarantor" and together, the "Guarantors") and are rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration by the Company of $200,000,000 aggregate principal amount of its 7 1/8% Senior Exchange Notes due 2016 (the "Exchange Notes") and the guarantees of the Exchange Notes by the Guarantors.

          The Exchange Notes are to be offered (the "Exchange Offer") in exchange for the outstanding $200 million aggregate principal amount of the Company's 7 1/8% Senior Notes due 2016 issued and sold by the Company on April 28, 2006 in an offering exempt from registration under the Act and guaranteed by the Initial Guarantors. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the "Indenture"), dated as of April 28, 2006, among the Company, the Initial Guarantors and SunTrust Bank (the "Trustee"), as trustee, as supplemented by a Supplemental Indenture (the "Supplemental Indenture"), dated September 22, 2006, among the Company, the Guarantors and the Trustee.

          In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following:

          (a) the Indenture;

          (b) the Supplemental Indenture;

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P. H. Glatfelter Company
September 22, 2006
Page 2


          (b) the Registration Statement and all exhibits thereto and the prospectus included in the Registration Statement;

          (c) a copy of the Articles of Incorporation of the Company;

          (d) copies of a Certificate of Incorporation of each of Tea Leaves, Glenn-Wolfe and Mollanvick;

          (e) copies of the Certificate of Formation of GLT, Holdings I and Holdings II;

          (f) a copy of the Charter of Pulp Wood; and

          (g) a copy of the by-laws of each of the Company and the Guarantors (other than GLT, Holdings I and Holdings II) and a copy of the operating agreement of each of GLT, Holdings I and Holdings II, in each case, certified by the Secretary or another officer of such entity.

          We have also examined the form of the Exchange Note attached as Exhibit A to the Indenture, and we assume that the Exchange Notes, when executed and delivered, will conform to the form thereof examined by us and will be authenticated in accordance with the terms of the Indenture, as supplemented by the Supplemental Indenture. We have also examined the originals or copies, certified or otherwise identified to our satisfaction of all other agreements, documents, and instruments as we have deemed appropriate as the basis for the opinions hereinafter set forth. We have also examined, and relied upon the accuracy of factual matters contained in, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and certificates or comparable documents of public officials and of officers and representatives of each of the Company and the Guarantors and of such agreements, documents and instruments and have made such examinations of law as we have deemed necessary in connection with the opinions set forth below.

          In delivering this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company and the Guarantors. In making our examination of documents executed by parties other than the Company and the Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

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P. H. Glatfelter Company
September 22, 2006
Page 3


          Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

          1. The execution and delivery of the Indenture has been authorized by all necessary corporate or limited liability company action, as applicable, on the part of each of the Company and the Initial Guarantors.

          2. The execution and delivery of the Supplemental Indenture has been authorized by all necessary corporate or limited liability company action, as applicable, on the part of each of the Company and the Guarantors.

          3. The Indenture and Supplemental Indenture have been duly executed and delivered on behalf of the Company and constitute legal, valid and binding obligations of the Company.

          4. The Indenture has been duly executed and delivered on behalf of each Initial Guarantor and constitutes the legal, valid and binding obligation of each Initial Guarantor.

          5. The Supplemental Indenture has been duly executed and delivered on behalf of each Guarantor and constitutes the legal, valid and binding obligation of each Guarantor.

          6. The Exchange Notes have been duly authorized by all necessary corporate action on the part of the Company, and when executed and authenticated in accordance with the provisions of the Indenture, will be the legally valid and binding obligations of the Company.

                                   * * * * * *

          Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

          We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the laws of the State of Maryland.

          This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

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P. H. Glatfelter Company
September 22, 2006
Page 4


          We hereby consent to the reliance on this opinion by Shearman & Sterling LLP in connection with the opinion such firm is rendering to the Company and to the filing of this opinion with the Registration Statement in connection with the Exchange Offer.

          This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

                                       Very truly yours,

                                       /s/Ballard Spahr Andrews & Ingersoll, LLP